UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Zep Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following is a notice to employees and former employees of Zep Inc. (the “Company”) holding equity awards that has been sent to such employees and former employees relating to the proposed acquisition of the Company by New Mountain Capital and its affiliates:

Date:                                          June 8, 2015

To:                                                     Associates and Former Associates Holding Equity Awards

From:                                       Jill A. Gilmer, Corporate Secretary

Subject:                           Treatment of Equity Awards in Connection with our Merger

Zep Inc. (the “Company”) has entered into an agreement and plan of merger, dated April 7, 2015 (the “Merger Agreement”), by and among the Company, NM Z Parent, Inc. and NM Z Merger Sub Inc. (“Merger Sub”), pursuant to which, among other things:  (1) each issued and outstanding share of common stock, $0.01 par value, of the Company (“Company Stock”) (other than shares of Company Stock to be cancelled in accordance with the Merger Agreement) shall be converted into the right to receive $20.05 in cash, without interest (the “Merger Consideration”); and (2) Merger Sub will merge with and into the Company (the “Effective Time”), whereupon the separate existence of Merger Sub will cease and the Company will be the surviving corporation in the merger (the “Merger”).  At the completion of the Merger, the Company will no longer be a publicly-traded company.

What does this mean to you?  Effective with the closing of the Merger, the Amended and Restated 2010 Omnibus Incentive Plan (the “Plan”) will be terminated.  Also at that time, (1) all outstanding stock options will become 100% vested and stock option holders will become entitled to receive a cash payment, (2) all holders of unvested restricted stock and restricted stock units will become entitled to receive a cash payment, and (3) all holders of performance stock awards or performance stock units will be entitled to receive a cash payment based on a target level of performance.  The cash-out of your equity awards will occur as soon as possible after the Merger is completed.  After the cash-out, you will receive a statement, which will include a summary of the gross proceeds, your tax withholding, and other relevant information.

This cover letter and the attached questions and answers are being distributed to you for informational purposes only to assist you in understanding the cash-out of your equity awards.  They are intended to provide general information only and are qualified by the exact language of the Merger Agreement and in the event of a conflict between the terms of this cover letter, the attached questions and answers, and the Merger Agreement, the terms of the Merger Agreement shall control.  You may obtain a copy of the Merger Agreement via the Securities and Exchange Commission’s website at: http://www.sec.gov/Archives/edgar/data/1408287/000110465915026468/a15-8802_1ex2d1.htm.

The information provided herein does not constitute legal or tax advice.  We strongly encourage you to seek the advice of a tax or financial consultant if you have specific questions regarding the tax consequences associated with your equity awards.

If you have any questions regarding the terms and conditions of your equity awards, please contact me by email at [•] or by phone at [•].

TREATMENT OF OUTSTANDING EQUITY AWARDS

Question 1:                                What impact does the Merger have on my equity awards?

Answer 1:                                        You may have one or more of the following awards outstanding under the Company’s Amended and Restated 2010 Omnibus Incentive Plan (“Plan”).  The treatment of the various award types is outlined below.  Examples of the cash payment calculation for each award type is attached as “Exhibit A.”

Incentive and Non-Qualified Stock Options (Stock Option).  Each stock option (whether or not it is vested or exercisable) that is outstanding at the Effective Time will be automatically cancelled and, subject to applicable withholding taxes, each holder of any stock option that has an exercise price per share that is lower than the Merger Consideration will receive an amount in cash that is equal to (i) the difference between the exercise price of the stock option and the Merger Consideration multiplied by (ii) the total number of shares subject to the stock option (assuming that the stock option is fully vested). Each stock option that has an exercise price per share that equals or exceeds the Merger Consideration will be cancelled without payment of any amounts in connection with the cancellation.

Restricted Stock and Unit Awards (RSA or RSU).  Each unvested RSA or RSU that is outstanding as of the Effective Time will be automatically cancelled and, subject to applicable withholding taxes, each holder of any RSA or RSU will receive an amount in cash that is equal to (i) the Merger Consideration multiplied by the number of shares of common stock subject to such award, plus (ii) all accrued and unpaid dividends for such award, if any, as of the Effective Time.

Performance Stock and Unit Awards (PSA or PSU).  Each PSA or PSU that is outstanding as the Effective Time will be automatically cancelled and, subject to applicable withholding taxes, each holder of any PSA or PSU will receive an amount in cash that is equal to (i) the Merger Consideration multiplied by the number of shares of common stock that would have been earned at the target level of performance under the terms of the award agreement for such award (i.e., the number of shares shown in your E*TRADE account), plus (ii) all accrued and unpaid dividends, if any, with respect to the shares of common stock that would have been earned as of the Effective Time at the target level of performance under the terms of the award agreement.

Question 2:                                What happens to my equity awards before the merger is completed?

Answer 2:                                        Stock Options:  Generally, you are free to exercise your vested stock options at any time on or before June 19, 2015, unless you are subject to the Company’s trading window restrictions (see Question 4, below).  Please keep in mind that your unvested stock options will vest according to the vesting schedule included in your award agreement.  You may not exercise unvested stock options.

RSAs/RSUs/PSAs/PSUs:  During the time beginning with the date on which we signed the Merger Agreement (April 7, 2015) and the Effective Time, any RSAs or RSUs that are scheduled to vest will be processed in the usual manner.  No outstanding PSAs or PSUs are scheduled to vest between the date on which we signed the Merger Agreement and the Effective Time.

Question 3:                                Why is there a deadline on exercising my vested stock options?

Answer 3:                                        There is a significant amount of administrative work that needs to be completed prior to the completion of the merger.  Accordingly, at the close of business on June 19, 2015, we will be imposing a freeze on all stock option exercises. All requests to exercise stock options that are received after this time will not be processed.  Therefore, if you wish to exercise your vested stock options prior to the Effective Time, you must do so before the close of business on June 19, 2015.

Question 4:                                If I am subject to the Company’s Insider Trading Policy, may I still exercise my vested stock options?

Answer 4:                                        If you are subject to the Company’s Insider Trading Policy, you would have received notice to that effect and you would be subject to a trading blackout period, which began as of the close of business on May 15, 2015.  It is anticipated that this trading blackout period will continue through the Effective Time.  If the trading blackout period is lifted prior to the Effective Time, you will be notified of your ability to exercise your vested stock options.  You will be informed of any changes to the current trading blackout period and any additional trading blackout periods, if applicable.

If you are unsure about whether you are subject to the Company’s Insider Trading Policy, please contact Jill Gilmer for more information [•] or [•].

Question 5:                                If I exercise my vested stock options, when and how do I get paid for the shares of Company common stock that I will receive as a result of the exercise?

Answer 5:                                        If you exercise your vested stock options prior to the close of market on June 19, 2015, your shares will be deposited into your E*TRADE Stock Plan Account.  Common shares held in your E*TRADE Stock Plan Account will automatically be converted into cash in the same manner as for other stockholders who have common shares held in retail brokerage accounts.  The cash proceeds will be deposited directly into your brokerage account.

Question 6:                                Do I need to do anything to receive the cash payment for my equity awards?

Answer 6:                                        Prior to the Effective Time, please review your E*TRADE account and ensure that all personal information is correct.  The cash-out payments will automatically be completed after the Effective Time with no further action on your part.

Question 7:                                What will happen to my vested and unvested stock options when the Merger is completed?

Answer 7:                                        When the Merger is completed (at the Effective Time), any unvested stock option that is outstanding will become fully vested.  In addition, each of your outstanding stock options (including those unvested stock options that will become vested as of the Effective Time) will be cancelled in exchange for the right to receive a cash-out payment.  The cash-out payment amount for each share of Company common stock subject to each outstanding stock option with an exercise price per share that is less than the Merger Consideration will be equal to (a) $20.05 (the Merger Consideration), minus (b) the exercise price per share for your stock option.  If you hold a stock option with an exercise price per share that is equal to or greater than $20.05, your stock option will be cancelled without any cash payment (see Question 1 above).

Per the Merger Agreement, you will receive the cash-out payment (if you are entitled to such payment) as soon as possible after the Effective Time, but not later than ten (10) days following the Closing Date.  The cash-out will be facilitated by E*TRADE and the payments will be deposited into your E*TRADE brokerage account.  All cash-out payments will be without interest and subject to applicable withholding taxes.

You do not need to take any further action in order to receive the cash-out payment for your stock options. Within five (5) business days after the payment is deposited into your E*TRADE account, the Company will send you a statement showing the results of the cash-out, including the cash consideration paid less applicable withholding tax. The statement will allow you to tie the cash received from all of your awards to the cash deposit made to your E*TRADE account.

Question 8:                                What will happen to my unvested RSAs and RSUs when the Merger is completed?

Answer 8:                                        At the Effective Time, each outstanding unvested RSA or RSU held by you will be cancelled and converted into the right to receive a cash payment equal to (a) $20.05 (which is the amount that each Company stockholder is entitled to receive per share of common stock as a result of the Merger), multiplied by (b) the total number of unvested shares attributed to each RSA or RSU award.  The cash-out will be facilitated by E*TRADE and the payments will be deposited into your E*TRADE brokerage account.  All cash payments will be without interest and subject to applicable withholding taxes.

You do not need to take any further action in order to receive the cash-out payment for your RSAs or RSUs. Within five (5) business days after the payment is deposited into your E*TRADE account, the Company will send you a statement showing the results of the cash-out, including the cash consideration paid less applicable withholding tax. The statement will allow you to tie the cash received from all of your awards to the cash deposit made to your E*TRADE account.

Question 9:                                What will happen to my unvested PSAs and PSUs when the Merger is completed?

Answer 9:                                        At the Effective Time, each outstanding unvested PSA or PSU held by you will be cancelled and converted into the right to receive a cash payment equal to (a) $20.05 (which is the amount that each Company stockholder is entitled to receive per share of common stock as a result of the Merger), multiplied by (b) the total number of unvested shares at the target level of shares attributed to each PSA or PSU grant.  The cash-out will be facilitated by E*TRADE and the payments will be deposited into your E*TRADE brokerage account.  All cash payments will be without interest and subject to applicable withholding taxes.

You do not need to take any further action in order to receive the cash-out payment for your PSAs or PSUs. Within five (5) business days after the payment is deposited into your E*TRADE account, the Company will send you a statement showing the results of the cash-out, including the cash consideration paid less applicable withholding tax. The statement will allow you to tie the cash received from all of your awards to the cash deposit made to your E*TRADE account.

Question 10:                         How do I retrieve my funds from my E*TRADE account?

Answer 10a:                          (US associates) You have five (5) options available to request the transfer of your funds from your E*TRADE account:

1)             Quick Transfer: Use E*TRADE’s Quick Transfer feature by logging into your E*TRADE account and setting up the external bank account to which you wish to transfer your funds.  You may do so by selecting Accounts - Transfer Money - Add External Account.  (Account authorization by E*TRADE is required so please set up your account in advance to allow enough time for your external bank account to be verified.)

After Funds are Received:  Log into your E*TRADE account and select Accounts - Move Money and follow the prompts to execute your transfer of funds.  Depending on your bank, the funds transfer will typically settle in three days.

2)             Request a Check: Either log into you E*TRADE Online Account or call E*TRADE Customer Service at (800) 838-0908 and request a check be mailed to you from your brokerage account.  There is a $10 fee for this service and an additional fee of $20 if you request overnight shipping.

3)             Order a Checkbook: Either log into you E*TRADE Online Account or call E*TRADE Customer Service at (800) 838-0908 and request a checkbook for your brokerage account.  There may be a fee for this depending on your account balance. There is no fee to write a check against your account once you have obtained a checkbook.

4)             Order a Debit Card: Either log into you E*TRADE Online Account or call E*TRADE Customer Service at (800) 838-0908 and request a debit card for your brokerage account. This is a VISA debit card that can be used like any other bank debit card.

5)             Request a Wire Transfer: Either log into you E*TRADE Online Account or call E*TRADE Customer Service at (800) 838-0908 to request a wire transfer to your external bank account.  There is a $25 fee for this service.

Answer 10b:                          (Non-US Associates) When the cash-out funds are deposited in your E*TRADE Stock Plans account, you can log on to the website and view the funds.  Because customers outside of the U.S. do not have a retail side to their account it is more difficult to see any cash being held in the account. International customers can view their deposit in Transaction History.  If you navigate to a section called Other Holdings you will be able to view the cash that has been deposited into your account.

This section will display the cash balance in U.S. dollars, shares of company stock, and the values of these shares also expressed in U.S. dollars.  In addition, a message is displayed to participants indicating that you should call Stock Plan Customer Service if you wish to access the funds or if you have questions. This section can be found after you log on by navigating to Other Holdings - Employee Stock Plans - Portfolios.

International associates have two (2) options available to request the transfer of funds from their E*TRADE account:

1)             Request a Check:  Call E*TRADE Customer Service at (800) 838-0908 or 1-650-599-0125 and request that a check be mailed to you.

2)             Request a Wire Transfer:  Call E*TRADE Customer Service at (800) 838-0908 or 1-650-599-0125 and request a wire transfer to your external bank account.  There is a $25 fee for this service. To expedite this action after funds are received, wire instructions may be set up in advance with an E*TRADE representative.  Here is how you can set up wiring instructions in advance:

•                  Call E*TRADE Customer Service at either (800) 838-0908 or 1-650-599-0125 anytime between 12:00 a.m. Monday and 11:59 p.m. Friday, Eastern Time.

•                  Tell the representative that you have funds that will be deposited into an E*TRADE Stock Plan account. This Stock Plan account is a “limited purpose” account; not a full brokerage account. Provide your relevant information to the Customer Service representative, including your account number, and inform them you would like to set up wire instructions to wire funds to your external bank or brokerage account.

•                  You will be asked to fax a letter of instruction to E*TRADE at 1-678-624-6950 that includes the wire instructions, the amount you want to request in USD, and a copy of your passport or photo ID.

•                  If you have this information ready when you call, the process will take less time.

Question 11:                         Do I have to take my funds out of my E*TRADE Account?

Answer 11:                                 (US associates) You are not required to transfer funds out of your E*TRADE Account upon completion of the Merger.  The E*TRADE retail brokerage account will remain active after the Merger is completed.  If you need assistance investing your proceeds, please contact E*TRADE Customer Service at (800) 838-0908.

(Non-US Associates) Although you are not required to transfer your funds out of your E*TRADE Account upon completion of the Merger, E*TRADE encourages Associates that are located outside of the U.S. to transfer funds from the account as soon as possible.  For assistance in transferring your funds, please contact E*TRADE Customer Service at (800) 838-0908 or 1-650-599-0125 anytime between 12:00 a.m. Monday and 11:59 p.m. Friday, Eastern Time.

Question 12:                         Will any more equity awards be granted under the Amended and Restated 2010 Omnibus Incentive Plan after the Merger?

Answer 12:                                 The Amended and Restated 2010 Omnibus Incentive Plan will be terminated at the completion of the Merger and no further awards will be granted.

Question 13:                         I understand that the other common shares in Zep Inc. will also be cashed out at $20.05 per share. What will happen to the stock holdings I currently have in my E*TRADE account if I don’t sell them prior to completion of the Merger?

Answer 13:                                 At the Effective Time, E*TRADE will remove the shares of Zep Inc. common stock from your account.  The shares are replaced by an entry in your account showing the proceeds from the Merger.  As shown in the example below, this customer received or purchased 1,000 shares of ABC stock on November 24, 2010.  The cash payout was effective on June 17, 2011, but the funds weren’t delivered until June 21, 2011.  The entry on June 21, 2011 shows the funds being credited to the E*TRADE account.

06/21/2011 3:00 AM	RG-MER	-1,000	75061P102	ABC INC CASH MERGER @ $20.05 PER SHARE	$ 20.05 (price paid)	Reorganization	$ 20,050.00
11/24/2010 3:00 AM	OL-REC	1,000	ABC	ABC INC	$ 0.00	Adjustment	$ 0.00

IRS CIRCULAR 230 DISCLOSURE

To ensure compliance with requirements imposed by the Internal Revenue Service, we inform you that any U.S. tax advice contained in this communication (including any attachments) is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to another party any transaction or matter addressed herein.

All associates are urged to consult their tax advisors to determine the particular tax consequences of the cash-out of their equity awards resulting from the Merger, including the applicability and effect, if any, of the alternative minimum tax, and any state, local, foreign or other tax laws.

TAX IMPLICATIONS

The information provided herein does not constitute legal or tax advice.  All associates are urged to consult their tax advisors to determine the particular tax consequences associated with their equity awards resulting from the Merger, including the applicability and effect, if any, of the alternative minimum tax, and any state, local, foreign or other tax laws.

NO MERGER

If the Merger does not occur for any reason, none of your awards will be cancelled, and you will not receive the accelerated vesting and cash payments.  Your awards will remain subject to their current vesting schedule.

QUESTIONS

If you have any questions regarding the treatment of your equity awards or common stock in the Merger, please contact Jill Gilmer at [•] or [•].

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Zep Inc. by New Mountain Capital and its affiliates. In connection with the proposed acquisition, Zep Inc. has filed with the SEC a definitive proxy statement and other documents relating to the proposed acquisition, including a form of proxy card, on May 26, 2015. The definitive proxy statement and form of proxy card have been mailed to the holders of Zep Inc.’s common stock at the close of business on May 22, 2015, the record date for the special meeting to consider and vote on the proposed acquisition. This communication does not constitute a solicitation of any vote or approval. BEFORE MAKING ANY VOTING DECISION, ZEP INC.’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED ACQUISITION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION.

Investors may obtain a free copy of the proxy statement and other relevant documents filed by Zep Inc. with the SEC at the SEC’s website at www.sec.gov. In addition, investors may obtain a free copy of the proxy statement and other relevant documents from Zep Inc.’s website at www.zepinc.com or by directing a request to: Zep Inc., 1310 Seaboard Industrial Blvd., NW, Atlanta, GA 30318, Attn: Investor Relations, (404) 352-1680.

PARTICIPANTS IN THE SOLICITATION

Zep Inc. and its directors, executive officers and certain other members of management and employees of Zep Inc. may be deemed to be “participants” in the solicitation of proxies from the stockholders of Zep Inc. in connection with the proposed acquisition. Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of Zep Inc. in connection with the proposed acquisition, which may be different than those of Zep Inc.’s stockholders generally, are set forth in the definitive proxy statement and the other relevant documents filed with the SEC. Stockholders can find information about Zep Inc. and its directors and executive officers and their ownership of Zep Inc.’s common stock in Zep Inc.’s annual report on Form 10-K for the fiscal year ended August 31, 2014, and in its definitive proxy statement for its most recent annual meeting of stockholders, which was filed with the SEC on November 20, 2014, and in Forms 4 of directors and executive officers filed with the SEC subsequent to that date. Additional information regarding the interests of such individuals in the proposed merger are included in the definitive proxy statement relating to the acquisition which was with the SEC on May 26, 2015. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and Zep Inc.’s website atwww.zepinc.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This communication contains, and other written or oral statements made by or on behalf of the Company may include, forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents that are filed with the SEC or in connection with oral statements made to the press, potential investors or others. Specifically, forward-looking statements may include, but are not limited to, statements relating to our future economic performance, business prospects, revenue, income, and financial condition; and statements preceded by, followed by, or that include the words “expects,” “believes,” “intends,” “will,” “anticipates,” and similar terms that relate to future events, performance, or our results. Examples of forward-looking statements in this filing include, but are not limited to, statements about the price, terms and closing date of the proposed transaction and statements regarding stockholder and regulatory approvals. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results, expectations, or outcomes to differ materially from our historical experience as well as management’s present expectations or projections. These risks and uncertainties include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions of the proposed merger within the proposed timeframe or at all; (iii) the failure to obtain the necessary financing arrangements as set forth in the debt and equity commitment letters delivered pursuant to the merger agreement, or the failure of the proposed merger to close for any other reason; (iv) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; (v) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against the Company and others relating to the merger agreement; (vi) the risk that the pendency of the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed merger; (vii) the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally; and (viii) the amount of the costs, fees, expenses and charges related to the proposed merger. Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2014, which was filed with the SEC on November 12, 2014, under the heading “Item 1A. Risk Factors,” and in subsequently filed Forms 10-Q and 8-K. The forward-looking statements represent the Company’s views as of the date on which such statements were made and the Company undertakes no obligation to publicly update such forward-looking statements.

Exhibit A

Equity Conversion Examples

General Information:

• All payments are subject to applicable withholding taxes.

Stock Options (all stock options become fully vested)

Options Granted:		1,000
Options Vested:	500
Options Unvested:	500
Options Exercised:		(200)
Options Outstanding & Convertible:		800

No. of Options:	A	800
Exercise Price:	B	$13.50
Cash Consideration:	C	$20.05

Formula:	A * (C - B) = Cash Payment

Options:	A	800
Net Consideration:	C - B	$6.55
Total Cash Payment:		$5,240.00

Restricted Stock Awards / Units (unvested portion of outstanding awards)

Shares/Units Granted:		1,000
Shares/Units Vested:		(250)
Shares/Units Outstanding & Convertible:		750

No. of Shares:	A	750
Cash Consideration:	B	$20.05

Formula:	A * B = Cash Payment

Cash Payment:		$15,037.50

Performance Stock Awards / Units (paid at Target Level of Performance)

Shares/Units Granted:		1,000
Expected Performance Level:	80%	800
Shares/Units Convertible at Target:		1,000

No. of Shares:	A	1,000
Cash Consideration:	B	$20.05

Formula:	A * B = Cash Payment

Cash Payment:		$20,050.00

The following is a notice to participants in the employee stock purchase plan of the Company that has been sent to such participants relating to the proposed acquisition of the Company by New Mountain Capital and its affiliates:

Date:                                          June 8, 2015

To:                                                     ESPP Participants

From:                                       Louise Bergen

Subject:                           Treatment of Shares in your ESPP Account in Connection with our Merger

Zep Inc. (the “Company”) has entered into an agreement and plan of merger, dated April 7, 2015 (the “Merger Agreement”), by and among the Company, NM Z Parent Inc. and NM Z Merger Sub Inc. (“Merger Sub”), pursuant to which, among other things:  (1) each issued and outstanding share of common stock, $0.01 par value, of the Company (“Company Stock”) (other than shares of Company Stock to be cancelled in accordance with the Merger Agreement) shall be converted into the right to receive $20.05 in cash, without interest (the “Merger Consideration”); and (2) Merger Sub will merge with and into the Company, whereupon the separate existence of Merger Sub will cease and the Company will be the surviving corporation in the merger (the “Merger”).  At the completion of the Merger, Zep Inc. will no longer be a publicly-traded company.

What does this mean to you?  Effective with the closing of the Merger, the Zep Inc. Employee Stock Purchase Plan (the “ESPP”) will be terminated.  Also effective at that time, you will be entitled to receive a cash payment equal to the number of outstanding shares held in your ESPP account multiplied by the Merger Consideration.  The conversion of your shares into cash will occur as soon as possible after the Merger is completed.

This cover letter and the attached questions and answers are being distributed to you for informational purposes only to assist you in understanding what to expect as a result of the cash-out of your shares.  They are intended to provide general information only and are qualified by the exact language of the Merger Agreement and in the event of a conflict between the terms of this cover letter, the attached questions and answers, and the Merger Agreement, the terms of the Merger Agreement shall control.  You may obtain a copy of the Merger Agreement via the Securities and Exchange Commission’s website at:

http://www.sec.gov/Archives/edgar/data/1408287/000110465915026468/a15-8802_1ex2d1.htm.

The information provided herein does not constitute legal or tax advice.  We strongly encourage you to seek the advice of a tax or financial consultant if you have specific questions regarding the tax consequences associated with your equity awards.

If you have any additional questions after reviewing the attached, please contact Computershare Customer Service at 866-863-8990, Monday through Friday, 8am – 7pm EST.

GENERAL INFORMATION

Question 1:                                What happens to the ESPP before the merger is completed?

Answer 1:                                        On the date the Company signed the Merger Agreement, all purchases of shares under the ESPP were suspended (other than purchases of shares pursuant to the ESPP’s dividend reinvestment feature).  However, you may still transfer or sell any shares currently held in your ESPP account. They will be processed in the same manner as before.

Question 2:                                Is there a trading blackout prior to the closing of the Merger?

Answer 2:                                        In order to assure that all transactions have settled prior to the closing of the Merger, there will be a trading blackout beginning on the close of business on June 19, 2015.

Question 3:                                When is the transaction expected to close?

Answer 3:                                        The Special Stockholders’ Meeting is scheduled to occur at 9:00 a.m. Atlanta time on June 25, 2015.  Information about this meeting and the Merger is contained in the proxy statement.  You should receive a copy of the proxy statement in the mail in the same way as all other stockholders of the Company and may vote your shares according to the instructions provided.  Subject to the approval of the transaction by a majority of the Company’s stockholders, the closing of the Merger will occur on or about June 25, 2015.

Question 4:                                Do I need to do anything to receive the cash payment for my stock?

Answer 4:                                        You should review your contact information in Workday to ensure that your address and other information is correct.  Workday provides information to Computershare for their use in maintaining your ESPP account.  The cash-out payments will automatically be completed after the closing of the Merger with no further action on your part.

Question 5:                                How will my cash payment be made?

Answer 5:                                        Computershare will process the payments for all shares, including fractional amounts, and forward a check to your home address.

Question 6:                                When will I receive my payment?

Answer 6:                                        Computershare will send a check via regular U.S. mail to the address you have on file in Workday. You should allow approximately 7 to 10 calendar days for your check to arrive.

Question 7:                                What if I do not receive my check after 10 calendar days?

Answer 7:                                        If you do not receive your check within 10 days of June 30, 2015, you should contact Computershare Customer Service at 866-863-8990.  The call center hours are from 8am – 7pm EST, Monday through Friday.

Question 8:                                If I live in Canada, will I receive the cash-out proceeds in U.S. dollars or in my local currency?

Answer 8:                                        You will receive the proceeds in U.S. dollars.

Question 9:                                What else should I know?

Answer 9:                                        Computershare will prepare and mail a final statement to your last known address shortly after the cash payments are distributed.  In addition, they will provide the appropriate year-end tax information to you in time to allow for preparation of your 2015 tax return in accordance with their normal practices.  If you have any questions concerning any information received by Computershare after the completion of the cash-out, please contact Computershare Customer Service at 866-863-8990, Monday through Friday, 8am – 7pm EST.

TAX IMPLICATIONS

The information provided herein does not constitute legal or tax advice.  All associates are urged to consult their tax advisors to determine the particular tax consequences of the cash-out of their equity awards resulting from the Merger, including the applicability and effect, if any, of the alternative minimum tax, and any state, local, foreign or other tax laws.

NO MERGER

If the Merger Agreement is not approved by our stockholders, or if the Merger is not consummated for any other reason, our stockholders will not receive any payment for their shares. Instead, we will remain a public company and shares of our common stock will continue to be listed and traded on the NYSE.

QUESTIONS

If you have any questions regarding the shares held in your ESPP account, please contact Computershare at 866-863-8990.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Zep Inc. by New Mountain Capital and its affiliates. In connection with the proposed acquisition, Zep Inc. has filed with the SEC a definitive proxy statement and other documents relating to the proposed acquisition, including a form of proxy card, on May 26, 2015. The definitive proxy statement and form of proxy card have been mailed to the holders of Zep Inc.’s common stock at the close of business on May 22, 2015, the record date for the special meeting to consider and vote on the proposed acquisition. This communication does not constitute a solicitation of any vote or approval. BEFORE MAKING ANY VOTING DECISION, ZEP INC.’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED ACQUISITION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION.

Investors may be able to obtain a free copy of the proxy statement and other relevant documents filed by Zep Inc. with the SEC at the SEC’s website at www.sec.gov. In addition, investors may obtain a free copy of the proxy statement and other relevant documents from Zep Inc.’s website at www.zepinc.com or by directing a request to: Zep Inc., 1310 Seaboard Industrial Blvd., NW, Atlanta, GA 30318, Attn: Investor Relations, (404) 352-1680.

PARTICIPANTS IN THE SOLICITATION

Zep Inc. and its directors, executive officers and certain other members of management and employees of Zep Inc. may be deemed to be “participants” in the solicitation of proxies from the stockholders of Zep Inc. in connection with the proposed acquisition. Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of Zep Inc. in connection with the proposed acquisition, which may be different than those of Zep Inc.’s stockholders generally, are set forth in the definitive proxy statement and the other relevant documents to be filed with the SEC. Stockholders can find information about Zep Inc. and its directors and executive officers and their ownership of Zep Inc.’s common stock in Zep Inc.’s annual report on Form 10-K for the fiscal year ended August 31, 2014, and in its definitive proxy statement for its most recent annual meeting of stockholders, which was filed with the SEC on November 20, 2014, and in Forms 4 of directors and executive officers filed with the SEC subsequent to that date. Additional information regarding the interests of such individuals in the proposed merger are included in the definitive proxy statement relating to the acquisition which was filed with the SEC on May 26, 2015. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and Zep Inc.’s website at www.zepinc.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This communication contains, and other written or oral statements made by or on behalf of the Company may include, forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents that are filed with the SEC or in connection with oral statements made to the press, potential investors or others. Specifically, forward-looking statements may include, but are not limited to, statements relating to our future economic performance, business prospects, revenue, income, and financial condition; and statements preceded by, followed by, or that include the words “expects,” “believes,” “intends,” “will,” “anticipates,” and similar terms that relate to future events, performance, or our results. Examples of forward-looking statements in this filing include, but are not limited to, statements about the price, terms and closing date of the proposed transaction and statements regarding stockholder and regulatory approvals. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results, expectations, or outcomes to differ materially from our historical experience as well as management’s present expectations or projections. These risks and uncertainties include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions of the proposed merger within the proposed timeframe or at all; (iii) the failure to obtain the necessary financing arrangements as set forth in the debt and equity commitment letters delivered pursuant to the merger agreement, or the failure of the proposed merger to close for any other reason; (iv) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; (v) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against the Company and others relating to the merger agreement; (vi) the risk that the pendency of the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed merger; (vii) the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally; and (viii) the amount of the costs, fees, expenses and charges related to the proposed merger. Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2014, which was filed with the SEC on November 12, 2014, under the heading “Item 1A. Risk Factors,” and in subsequently filed Forms 10-Q and 8-K. The forward-looking statements represent the Company’s views as of the date on which such statements were made and the Company undertakes no obligation to publicly update such forward-looking statements.